Promissory Note
(Revolving Line of Credit)

$120,000.00	January 28, 2009

For value received, the undersigned promise to pay to the order of the Jeff Smith, in lawful money of the United States of America, the principal sum drawn on a line of credit up to One Hundred Twenty Thousand and No/100 dollars ($120,000.00) with interest from the date of any advance. Monthly installments of accrued interest payable are due on or before the last day of each month.  Payments are to be delivered to Jeff Smith at 1112 North Main, Roswell NM or his assignee as directed on or before the last business day of each month. The minimum payment which must be made is the interest accrued during the month.  Interest is calculated on a 365 day year. This note is a renewal of the note between these parties dated January 24, 2008.

This note may be prepaid without penalty at any time, but must be paid in full by January 23, 2013.  The interest charged will be the prime lending rate as set by Citibank in New York, NY minus .76% and is adjustable as the prime lending rate set by Citibank changes.

In the event of failure to pay any installment under this Note for the space of thirty days after the payment is due, this note shall become due and payable and be collectible without further notice.

If this note is placed in the hands of an attorney for collection after the same shall for any reason become due, or if collected by legal proceedings or through the probate or bankruptcy court, then the further and additional sum of ten per cent (10%) on the full amount due thereon shall be added hereto as attorney’s fees secured and collectible as principal thereon.

PrimeSource Mortgage shall not be entitled, directly or indirectly, to sell, assign, convey or encumber all or any portion of the Mr. Smith’s interest in this Note. Should PrimeSource Mortgage herein sell, assign, convey or encumber all or any portion of the Mr. Smith’s interest in this Note and without the consent of the Mr. Smith, it shall be considered an event of default and subject to Holder’s rights as set forth above.

/s/ Jim Kunko	/s/ Jeff Smith
Jim Kunko, Secretary PrimeSource Mortgage	Jeff Smith